UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2003

Commission file number 1-11625

Pentair, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	41-0907434
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

5500 Wayzata Blvd, Suite 800, Golden Valley, Minnesota	55416
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (763) 545-1730

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On September 11, 2003, the Company announced the appointment of David A. Jones to the Pentair, Inc. Board of Directors. Jones is chairman and chief executive officer of Rayovac Corporation, one of the world’s leading battery and lighting device companies. Jones will stand for election by shareholders at the Company’s 2004 shareholders’ meeting.

A press release on this subject was issued on September 11, 2003, and is attached hereto as Exhibit 99.1.

On November 20, 2003, the Company announced the appointment of Gylnis Bryan to the Pentair, Inc. Board of Directors. Bryan is chief financial officer of APL Logistics, the supply-chain management arm of Singapore-based NOL Group. Bryan will stand for election by shareholders at the Company’s 2004 shareholders’ meeting.

A press release on this subject was issued on November 20, 2003, and is attached hereto as Exhibit 99.2.

On November 20, 2003, William H. Hernandez, a member of the Pentair, Inc. Board of Directors, tendered his resignation as a director. The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, and practices and Mr. Hernandez has not requested any matter be disclosed.

A press release on this subject was issued on November 20, 2003, and is attached hereto as Exhibit 99.2.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits – The following exhibit is provided as part of the information furnished under Item 5 of this Current Report on Form 8-K:

Exhibit	Description
99.1	Pentair, Inc. press release dated September 11, 2003 announcing the appointment of David A. Jones to the Board of Directors of the Company.

99.2	Pentair, Inc. press release dated November 20, 2003 announcing the appointment of Glynis Bryan to the Board of Directors of the Company and resignation of William H. Hernandez from the Board of Directors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on November 24, 2003.

PENTAIR, INC.
Registrant

By	/s/ David D. Harrison
David D. Harrison
Executive Vice President and Chief Financial Officer
(Chief Accounting Officer)